Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Forest City Enterprises, Inc. of our report dated February 27, 2014, except with respect to our opinion on the consolidated financial statements insofar as it relates to the effects of the discontinued operations as discussed in Note Y, as to which the date is December 9, 2014, relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in Forest City Enterprises, Inc.’s Current Report on Form 8-K dated December 9, 2014. We also consent to the incorporation by reference of our report dated March 26, 2014 relating to the financial statements of FC HCN University Park, LLC and Subsidiaries, which appears in Forest City Enterprises, Inc.’s amended Transition Report on Form 10-KT/A for the eleven months ended December 31, 2013. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cleveland, Ohio
December 9, 2014